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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 10, 1999

                                  CLARCOR Inc.
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             (Exact name of registrant as specified in its charter)


   Delaware                                1-11024                36-0922490
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(State or other jurisdiction       (Commission File Number)    (IRS Employer
of incorporation)                                            Identification No.)

2323 Sixth Street, P.O. Box 7007, Rockford, Illinois                   61125
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(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code:  815-962-8867

                                       N/A
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         (Former name or former address, if changed since last report.)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On September 10, 1999, CLARCOR Inc. ("CLARCOR") entered into a Purchase Agreement dated September 10, 1999 (the "Purchase Agreement") with Mark IV Industries, Inc., a Delaware corporation, Facet Holding Co., Inc., a Delaware corporation, Purolator Products Air Filtration Company, a Delaware corporation, George W. Dahl Company, Inc., a Delaware corporation, and Mantronics Limited, a corporation organized under the laws of the United Kingdom (collectively, the "Sellers"). Pursuant to the terms and conditions of the Purchase Agreement, on September 10, 1999, CLARCOR acquired substantially all of the assets used by Sellers in the design, manufacture, marketing and distribution of a complete line of specialty filters and filtration products primarily for residential, commercial and industrial use in a wide range of market segments which include original equipment manufacturers, aftermarket distributors, retail distributors, contractors and aerospace, marine and military markets. CLARCOR, through its subsidiaries, intends to continue these businesses to augment its other filter businesses.

         For financial and accounting purposes the acquisition was deemed to have occurred on September 1, 1999. The purchase price for such assets was $136,250,000 plus approximately $8 million from an increase in the net assets of the businesses acquired (approximately $4,300,000 of which was cash). The initial purchase price of $136,250,000 was based on the net assets of the businesses acquired as shown on a February 28, 1999 balance sheet for such businesses. The purchase price will be subject to a final adjustment based on the net assets of the businesses shown on a final balance sheet.

         The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2 hereto.

         The purchase price was paid in cash with the proceeds of loans obtained by CLARCOR pursuant to a Multicurrency Credit Agreement dated as of September 9, 1999 among CLARCOR, Firstar Bank Milwaukee, National Association, Bank One, Illinois, NA, Amcore Bank N.A., The Northern Trust Company, U.S. Bank National Association, Suntrust Bank and Associated Bank, Illinois, N.A., Firstar Bank Milwaukee, National Association, as Agent, and Bank One, Illinois, NA and Amcore Bank N.A., as Co-agents. Borrowings under the Credit Agreement are unsecured, but are guaranteed by certain of CLARCOR's subsidiaries. Reference is made to
Exhibit 4 to this Form 8-K for a copy of such Credit Agreement for further information with respect to the loans thereunder.


         The additional information required to be included in this report pursuant to the disclosure requirements set forth in Item 2 of Form 8-K is described in the Press Release filed as Exhibit 99 hereto and is incorporated by reference herein.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) The financial statements required to be filed as a part of this report pursuant to the requirements of Item 7 of Form 8-K are not included herein and will be filed within the period of time permitted by Item 7 of Form 8-K.

(b) The pro forma financial statements required to be filed as a part of this report pursuant to the requirements of Item 7 of Form 8-K are not included herein and will be filed within the period of time permitted by Item 7 of Form 8-K.

(c)      Exhibits

         2 Purchase Agreement dated September 10, 1999 by and among CLARCOR Inc., Mark IV Industries, Inc., Facet Holding Co., Inc., Purolator Products Air Filtration Company, George W. Dahl Company, Inc. and Mantronics Limited.

         4 Multicurrency Credit Agreement dated as of September 9, 1999 among CLARCOR Inc., Firstar Bank Milwaukee, National Association, Bank One, Illinois, NA, Amcore Bank N.A., The Northern Trust
             Company, U.S. Bank National Association, Suntrust Bank and Associated Bank, Illinois, N.A., Firstar Bank Milwaukee, National Association, as Agent, and Bank One, Illinois, NA and Amcore
             Bank N.A., as Co-agents.

         99  Press Release issued by CLARCOR Inc. on September 13, 1999.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 CLARCOR INC.


Date:  September 17, 1999
                                                 By: /s/ Bruce A. Klein
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                                                    Bruce A. Klein
                                                    Vice President-Finance and
                                                    Chief Financial Officer




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                                  EXHIBIT INDEX

Exhibit
Number       Description of Exhibit
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   2         Purchase Agreement dated September 10, 1999 by and among CLARCOR
             Inc., Mark IV Industries, Inc., Facet Holding Co., Inc., Purolator
             Products Air Filtration Company, George W. Dahl Company, Inc. and
             Mantronics Limited.

   4 Multicurrency Credit Agreement dated as of September 9, 1999 among CLARCOR Inc., Firstar Bank Milwaukee, National Association, Bank One, Illinois, NA, Amcore Bank N.A., The Northern Trust Company, U.S. Bank National Association, Suntrust Bank and Associated Bank, Illinois, N.A., and Firstar Bank Milwaukee, National Association, as Agent, and Bank One, Illinois, NA and Amcore Bank N.A., as Co-agents.

   99        Press Release issued by CLARCOR Inc. on September 13, 1999.